UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 31, 2022

The Carlyle Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35538	45-2832612
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Pennsylvania Avenue, NW
Washington,	DC	20004-2505
(Address of Principal Executive Offices)		(Zip Code)
(202) 729-5626
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CG	The Nasdaq Global Select Market
4.625% Subordinated Notes due 2061 of Carlyle Finance L.L.C.	CGABL	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders
On May 31, 2022, The Carlyle Group Inc. (the “Company”) held its 2022 Annual Meeting of Shareholders (the “Annual Meeting”). The Company’s shareholders considered four proposals, each of which is described in more detail in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the U.S. Securities and Exchange Commission on April 13, 2022. The final voting results for each matter submitted to a vote of stockholders at the Annual Meeting were as follows:
Item 1. Election to our Board of Directors of the following four Class II director nominees for a three-year term:

	FOR	WITHHELD	BROKER NON-VOTES
David M. Rubenstein	281,041,241	7,352,890	26,695,179
Linda H. Filler	286,976,954	1,417,177	26,695,179
James H. Hance, Jr.	282,151,426	6,242,705	26,695,179
Derica W. Rice	281,736,219	6,657,912	26,695,179
Item 2. Ratification of Ernst & Young LLP as Independent Registered Public Accounting Firm for 2022

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
309,041,106	5,939,549	108,655	—
Item 3. Non-Binding Vote to Approve Named Executive Officer Compensation

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
236,506,314	51,652,779	235,038	26,695,179
Item 4. Shareholder Proposal to Reorganize the Board of Directors into One Class

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
287,861,716	430,500	101,915	26,695,179

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Carlyle Group Inc.

Date: June 1, 2022	By:	/s/ Jeffrey W. Ferguson
	Name:	Jeffrey W. Ferguson
	Title:	General Counsel